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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data" and "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-06293) and related Prospectus of ClinTrials Research Inc. for the registration of 2,600,000 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1996, with respect to the consolidated financial statements and schedule of ClinTrials Research Inc. incorporated by reference in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1995, filed with the Securities and Exchange Commission and incorporated herein by reference.



     We further consent to the use of our report dated February 6, 1996, except for Note 12, as to which the date is May 24, 1996, with respect to the financial statements of Bio-Research Laboratories Ltd. in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-06293) and related Prospectus of ClinTrials Research Inc.


                                          Ernst & Young LLP

Nashville, Tennessee

July 22, 1996